ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080114003-29
	Filing Date and Time: 02/20/2008 9:00 AM
	Entity Number: E0103942008-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TURBINE TRUCK ENGINES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	PARACORP INCORPORATED (Name); 318 N CARSON STREET #208 (MANDATORY) Physical Street Address; CARSON CITY (City); Nevada 89701 (Zip Code); (OPTIONAL) Mailing Address; City; State; Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 99,000,000 COMMON; Par value per share: $.001; 1,000,000 PREFERRED $.001; Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. MICHAEL ROUSE (Name); 917 BISCAYNE BOULEVARD, SUITE 6 (Street Address); DELAND (City); FL (State); 32724 (Zip Code); 2. Name; Street Address; City; State; Zip Code; 3. Name; Street Address; City; State; Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	MICHAEL ROUSE (Name); X [signature] (Signature); 917 BISCAYNE BOULEVARD, SUITE 6 (Address); DELAND (City); FL (State); 32724 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; 2/20/08 (Date)

This form must be accompanied by appropriate fees.